News Release

For more information, contact:

Anne Vincent

(210) 352-6958

avincent@attnews.us

AT&T Delivers Strong First-Quarter Earnings Growth,

with Progress in Wireless, Broadband and Business Services

•	Reported earnings per diluted share of $0.37, up 37.0 percent versus the year-earlier first quarter
•	Before merger-related costs, earnings per diluted share of $0.52, up 52.9 percent versus comparable results in the first quarter of 2005
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1.7 million net subscriber gain at Cingular Wireless, with 1.9 percent monthly subscriber churn overall, 1.6 percent postpaid churn; net gain in postpaid subscribers up 41.5 percent versus preceding quarter

•	511,000 regional DSL Internet lines added in the quarter to reach more than 7.4 million in service
•	SBC/AT&T merger integration projects off to solid start, on track to achieve previously targeted cost synergies

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Tuesday, April. 25, 2006, at www.att.com/investor.relations.

SAN ANTONIO, April 25, 2006 – AT&T Inc. (NYSE: T) today reported strong first-quarter results that reflect advances in wireless, broadband and business services, along with solid progress in merger integration.

On a reported basis, earnings per diluted share totaled $0.37, up 37.0 percent versus the year-earlier first quarter. Before merger-related costs, earnings per diluted share totaled $0.52, up 52.9 percent versus comparable adjusted results in the first quarter of 2005.

“AT&T executed well and delivered a strong quarter,” said Edward E. Whitacre Jr., AT&T chairman and chief executive officer. “Cingular Wireless had outstanding results, as it further reduced churn, expanded margins and recorded its best-ever first-quarter subscriber growth. Our regional wireline operations posted revenue growth in consumer as well as small and medium business. And in the large-business space, customer response to the new AT&T continues to be very positive.

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"I am also very pleased to report that merger integration is moving forward on plan,” Whitacre said. “Immediately after the SBC/AT&T merger closed in November, we started the process of combining operations, and we’ve made good progress. At this point, detailed network transition plans are in place, our front-line enterprise sales force consolidation is complete, and we are now able to sell our high-end enterprise portfolio to the small- and medium-business space. We are very much on track to achieve our previously announced merger synergies of $600 million to $800 million this year, growing to approximately $2 billion next year.

“To further expand our opportunities, in early March, we agreed to merge with BellSouth," Whitacre said. "This combination will benefit customers and create value for the shareowners of both companies. The new company will have 100-percent ownership of Cingular Wireless, a single brand, a stronger platform for next-generation services and an improved financial outlook for the years ahead. And the timing is right, as we move to a single broadband backbone and a future of converged services.”

Consolidated Financial Results

On Nov. 18, 2005, SBC Communications Inc. completed its acquisition of AT&T Corp. and adopted AT&T Inc. as its name. Reported results for the first quarter of 2006 include costs related to this acquisition as well as to Cingular Wireless’ fourth-quarter 2004 acquisition of AT&T Wireless. AT&T owns 60 percent of Cingular Wireless.

In the first quarter, AT&T's portion of Cingular’s $593 million of merger integration and noncash intangible amortization costs amounted to $0.06 per diluted share, and SBC/AT&T Corp. merger integration and noncash intangible amortization costs amounted to $529 million, or $0.09 per diluted share.

•	On a reported basis, AT&T's first-quarter earnings per diluted share were $0.37, up 37.0 percent from $0.27 in the first quarter of 2005.
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Excluding the items noted above, first-quarter earnings were $0.52 per diluted share, up 52.9 percent versus first-quarter 2005 earnings per diluted share of $0.34, before Cingular merger-related costs.

Major drivers of this improvement were revenue growth and margin expansion at Cingular Wireless, along with increased contributions from wireline operations, offset by an increased number of shares outstanding due to the acquisition of AT&T Corp.

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AT&T's reported first-quarter 2006 net income was $1.4 billion, versus $885 million in the year-earlier first quarter. Excluding the items noted above, first-quarter earnings were $2.0 billion, compared with 2005 first-quarter earnings before Cingular merger-related costs of $1.1 billion.

Revenues totaled $15.8 billion, up 54.5 percent from $10.2 billion in the first quarter of 2005. Operating expenses totaled $13.6 billion on a reported basis and $13.1 billion before merger-related costs. Operating expenses in the first quarter of 2005 totaled $8.7 billion.

Operating income totaled $2.2 billion on a reported basis, up 40.8 percent versus first-quarter 2005 results. Before merger-related costs, AT&T’s first-quarter operating income was $2.7 billion.

AT&T’s first-quarter operating income margin was 13.8 percent on a reported basis and 17.2 percent before merger-related expenses. The company’s operating income margin in the year-earlier first quarter was 15.2 percent.

Wireline Results, Pro Forma Comparisons

To provide investors with additional background on business trends, in addition to reported results, AT&T also has made available quarterly pro forma results for 2005 and 2004. Pro forma results combine results from the former SBC and the former AT&T Corp., with segments and revenue categories consistent in all periods.

First-quarter 2006 revenues for the wireline segment, which includes former SBC and former AT&T wireline operations, totaled $14.7 billion, down 5.5 percent versus pro forma revenues of $15.6 billion for the first quarter of 2005. This reflects:

•	AT&T’s best growth over the past five quarters in regional small/medium-business revenues, up 7.0 percent, driven by strength in transport and IP-based data services.
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Solid growth in regional consumer revenues, up 2.1 percent, in line with increases in recent quarters. Growth was driven by strong consumer demand for bundled and broadband services, offsetting declines in retail access lines. Total consumer connections in service – retail lines, DSL lines and video connections – increased by 224,000 in the quarter. Regional retail consumer lines declined by 267,000 in the first quarter, generally in line with recent quarters.

•	A significantly smaller decline in enterprise revenues than in the preceding quarter – 6.9 percent versus a 9.0 percent decline in this category for the fourth quarter of 2005.

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•

Expected declines for former AT&T Corp. national mass market revenues, which are composed of standalone long distance and local bundled services for consumers and small businesses. First-quarter revenues in this category were down 27.3 percent, generally consistent with results in recent quarters, reflecting the former AT&T’s pre-merger decision to discontinue proactive marketing in this space.

AT&T’s data revenues, which include results from several customer categories, totaled $4.4 billion in the first quarter of 2006, up 2.6 percent versus pro forma results for the year-earlier quarter. This increase reflects solid overall volume growth combined with customers’ transition from traditional packet-based to IP-based services.

Wireline data growth was led by a 14.0 percent increase in IP data revenues, which include DSL Internet, dedicated Internet access, virtual private networks and hosting services. AT&T posted a total net gain of 511,000 regional DSL lines during the quarter to reach more than 7.4 million in service. Data transport revenues were up 1.6 percent, and revenues from packet-switched data, which includes Frame Relay and ATM services, were down 12.5 percent, in line with industry trends.

AT&T’s first-quarter wireline voice revenues totaled $8.7 billion, representing a decline of 8.7 percent versus pro forma results for the first quarter of 2005, primarily driven by declines in the national mass market category.

Wireless Results

Cingular Wireless reported strong first-quarter results, driven by its lowest-ever churn levels and strong customer growth.

Cingular posted a net subscriber gain of 1.7 million and ended the first quarter with 55.8 million subscribers, an increase of 5.5 million over the past four quarters. First-quarter retail subscriber additions totaled more than 1 million, and total postpaid additions were up more than 41 percent versus the preceding quarter.

Average monthly churn was 1.9 percent overall, down 30 basis points versus the year-earlier first quarter and down 20 basis points sequentially. Postpaid churn improved to 1.6 percent, down 30 basis points both year over year and sequentially.

Driven by strong subscriber gains and strong growth in data revenues, Cingular’s total revenues grew to $9.0 billion, up 9.1 percent versus the year-earlier first quarter.

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Reported operating expenses were $8.2 billion, compared with $8.1 billion in the year-earlier first quarter. Before merger-related costs of $593 million, first-quarter 2006 operating expenses were $7.6 billion versus $7.5 billion, excluding $596 million of merger-related costs in the first quarter of 2005.

On a reported basis, Cingular’s operating income was $807 million, compared with

$114 million in the year-earlier first quarter. Before merger-related costs, operating income was $1.4 billion, up from a comparable $710 million in the first quarter of 2005.

As required by Generally Accepted Accounting Principles for joint ventures, AT&T includes Cingular Wireless' results in the Equity in Net Income of Affiliates line of its Consolidated Statements of Income rather than in consolidated revenues and expenses. Cingular’s detailed financial results are shown in AT&T’s Statements of Segment Income.

BellSouth Merger Agreement, Expanded Share Repurchase

On March 5, 2006, AT&T Inc. and BellSouth Corporation announced an agreement to merge to create a more effective and efficient provider in the wireless, broadband, video, voice and data markets. Under terms of the agreement, which were approved by the boards of directors of both companies, shareholders of BellSouth will receive 1.325 shares of AT&T common stock for each common share of BellSouth. The merger is subject to approval by shareholders of both companies as well as regulatory authorities and to other customary closing conditions. AT&T expects to receive approvals to allow for completion of the transaction by the end of this year.

AT&T also announced in March an expanded share repurchase authorization of 400 million shares through 2008, replacing the existing program. Under this authorization, the company expects to buy back at least $10 billion of its common shares over the next 20 months. It expects at least $2 billion in repurchases during 2006, consistent with its previous guidance, and an additional $8 billion in repurchases in 2007. This repurchase authorization is intended to approximate the share premium paid to BellSouth stockholders as part of this merger transaction. The timing and nature of these repurchases will depend on market conditions and applicable securities laws.

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AT&T Inc. is one of the world's largest telecommunications holding companies and is the largest in the United States. Operating globally under the AT&T brand, AT&T companies are recognized as the leading worldwide providers of IP-based communications services to business and as leading U.S. providers of high-speed DSL Internet, local and long distance voice, and directory publishing and advertising services. AT&T Inc. holds a 60 percent ownership interest in Cingular Wireless, which is the No. 1 U.S. wireless services provider with 55.8 million wireless customers. Additional information about AT&T Inc. and AT&T products and services is available at www.att.com.

Cautionary Language Concerning Forward-Looking Statements

We have included or incorporated by reference in this document financial estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially from these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and BellSouth Corporation and are subject to significant risks and uncertainties and outside of our control.

The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T's, BellSouth's, and Cingular Wireless LLC's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site (http://www.sec.gov). Neither AT&T nor BellSouth is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at www.att.com/investor.relations.

NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from

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BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.

AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.